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CB RICHARD ELLIS 401(k) PLAN

Exhibit 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 26, 2001 included in this Form 11-K for the year ended December 31, 2000, into the Company's previously filed Registration Statements:
Form S-8 (File No. 33-39436) and Form S-8 (File No. 333-21599).



ARTHUR ANDERSEN LLP


Los Angeles, California
June 26, 2001